UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2005 (August 2, 2005)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13487	52-2059888
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 1.01. Entry into a Material Definitive Agreement

On August 2, 2005, National Health Realty, Inc. issued a press release announcing the extension of its agreement through 2017 to lease seven long-term care centers, six assisted living centers and one retirement center to National HealthCare Corporation. A copy of the press release is filed as Exhibit 99 to this Current Report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By:/s/ Robert G. Adams
Name: Robert G. Adams
Title: President

Date: August 2, 2005

Exhibit Index

Number	Exhibit
99	Press release, dated August 2, 2005

EXHIBIT 99

For release: August 2, 2005

Contact: Gerald Coggin, Senior VP of Corporate Relations

Phone: (615) 890-2020

NHR Extends NHC Lease through 2017

MURFREESBORO, Tenn. -- National Health Realty, Inc. (AMEX: NHR), today announced the extension of its agreement through 2017 to lease seven long-term care centers, six assisted living centers and one retirement center to National HealthCare Corporation (NHC).

The initial term of the lease was previously scheduled to expire on December 31, 2007. The lease extension is on the same terms as the original lease except that the extended lease clarifies the procedures by which NHC as tenant can make bed additions at existing centers.

NHR owns the real property of 16 skilled nursing facilities, six assisted living centers and one retirement center. NHR also owns first and second mortgage notes totaling $13.4 million. These notes are secured by operating skilled nursing facilities and other health care properties. Additional information including NHR's most recent press releases may be obtained on NHR's web site at www.nationalhealthrealty.com. The company trades on the American Stock Exchange with the symbol NHR.

Statements in this press release that are not historical facts are forward-looking statements. NHR cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHR's best judgment as of the date of this release.